Exhibit 5.1

                             Stanley F. Baldwin
                           AMERIGROUP Corporation
                           4425 Corporation Lane
                          Virginia Beach, VA 23462



                                                         December 3, 2001


Ladies and Gentlemen:

         I am the Senior Vice President, General Counsel and Secretary of AMERIGROUP Corporation, a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 3,688,074 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to (i) the 1994 Stock Plan of AMERIGROUP Corporation (the "1994 Plan"), and (ii) the 2000 Equity Incentive Plan of AMERIGROUP Corporation (the "2000 Plan," and together with the 1994 Plan, the "Plans").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 as filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (together with all exhibits thereto, the "Registration Statement"),
(ii) the Plans, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect, (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect, (v) a specimen certificate representing the Shares, and (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         The opinions expressed herein are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware ("DGCL"), and I express no opinion with respect to the laws of any other country, state or jurisdiction.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plans, and certificates representing the Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                            Very truly yours,


                                            /s/ Stanley F. Baldwin